Exhibit 4.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                             SOFTNET SYSTEMS, INC.
                   NOTICE OF CONSULTANT GRANT OF STOCK OPTION

                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of SoftNet Systems, Inc. (the "Corporation"):

                  Optionee: Stern & Co.

                  Grant Date:   June 14, 1999

                  Vesting Commencement Date:  August 14, 1998

                  Exercise Price:  $ 17.3125 per share

                  Number of Option Shares:  15,000 shares (the "Option Shares")

                  Expiration Date: June 14, 2002

                  Type of Option: Non-Statutory Stock Option

                  Exercise Schedule: The Option shall become immediately exercisable for Fifty percent (50%) or Seven Thousand Five Hundred (7,500) shares as of the date of this agreement. The balance of the Option Shares or Seven Thousand Five Hundred (7,500) shares shall fully vest on the Optionee's completion of two (2) complete years of service as measured from the Vesting Commencement Date. Subject to the terms and conditions of this Notice of Grant Agreement and any other ancillary documents, the balance of the Option Shares shall become exercisable on, but not before, August 14, 2000. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

                  Optionee understands and agrees that the Option is granted outside of the SoftNet Systems, Inc. 1998 Stock Incentive Plan (the "Plan"). Optionee further understands that many of the terms and conditions of the Plan apply to the Option. Optionee agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B.

                  Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.



DATED: August 23, 1999


                                  SOFTNET SYSTEMS, INC.


                                  By: _________________________________

                                  Title: ______________________________



                                  OPTIONEE:  Stern & Co.


                                  By: _________________________________

                                  Title: ______________________________


                                  Address: ____________________________

                                  _____________________________________







     Exhibit A - Stock Option Agreement

     Exhibit B - 1998 Stock Incentive Plan Prospectus

                                                                       Exhibit A


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                              SOFTNET SYSTEMS, INC.
                             STOCK OPTION AGREEMENT


                                    RECITALS

                  A. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary).

                  B. As partial compensation for such services, the Corporation has agreed to grant Optionee an option to purchase 15,000 shares of its Common Stock.

                  C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price. This option is not being granted under the Plan, however, the terms and conditions of the Plan, as they apply to Non-Statutory Options, shall apply to this option, even if the Plan is not adopted by the Corporation's shareholders.

                  2. Option Term. This option shall have a maximum term of three
(3) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

                  3.   Limited   Transferability.   This   option  may  only  be
transferred with the consent of the Corporation, which consent may be withheld in its absolute discretion.

                  4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

                  5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                    (a) Should Optionee cease to remain in Service for any reason while holding this option, then Optionee shall have a period of thirty (30) days (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                    (b) Should Optionee go bankrupt while holding this Option, then all the unvested portion(s) of the Option Shares then outstanding shall terminate and no further shares shall vest.

                    (c) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

                  6. Special Acceleration of Option.

                  (a) This option, to the extent outstanding at the time of a Corporate Transaction, but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. No such acceleration of this option shall occur, however, if and to the extent: (i) this option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same option exercise/vesting schedule set forth in the Grant Notice.

                  (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                  (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                  (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                  8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

                  9. Manner of Exercising Option.

                  (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions: (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                    (ii) Pay the  aggregate  Exercise  Price  for the  purchased shares in one or more of the following forms:

                    (A)  cash  or   cashier's   check   made   payable   to  the
                         Corporation;

                    (B) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

                    (iii)Furnish  to  the  Corporation   reasonabledocumentation
                         that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                    (iv) Make reasonable  arrangements  with the Corporation (or
                         Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                  (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                  (c) In no event may this option be exercised for any fractional shares.

                  10. Compliance with Laws and Regulations.

                  (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                  (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

                  11. Representations of the Corporation. The Corporation hereby represents and warrants to the Optionee that:

                  (a) this Option has been duly and validly authorized and issued;

                  (b) the grant of this Option has been made in accordance with applicable laws (including, without limitation, the California Corporations Code and the Title 10, Chapter 3 of the California Code of Regulations);

                  (c) no further action is necessary to issue this Option or the Option Shares (with the exception of proper exercise of the Option and payment for such shares as provided herein);

                  (d) the Option Shares will, upon payment of the Exercise Price and proper exercise and issuance in accordance with the terms of this Agreement, be validly issued, fully paid and nonassessable and free from all claims, liens and encumbrances; and

                  (e) the  Corporation  has  reserved  for  issuance  the Option
Shares.

                  12. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns, the legal representatives, heirs and legatees of Optionee's estate and any beneficiaries of this option designated by Optionee.

                  13. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                  14. Financing. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

                  15. Construction. This Agreement and the option evidenced hereby are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

                  16.  Governing  Law.  The   interpretation,   performance  and
enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                 Exercise Notice


                  I hereby notify SoftNet Systems, Inc. (the "Corporation") that I elect to purchase shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me on
, -------.

                  Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

                     Representations on Exercise of Options

1.       REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

         Optionee represents and warrants to the Corporation that:


                 (a)   Purchase for Own Account for Investment.
Upon exercise of the stock option, Optionee is purchasing the underlying Common Stock shares (" Restricted Securities") pursuant to 144(a) for Optionee's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Restricted Securities within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). Optionee has no present intention of selling or otherwise disposing of all or any portion of the Restricted Securities and no one other than Optionee has any beneficial ownership of any of the Restricted Securities.

                  (b) Access to Information. Optionee has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that Optionee reasonably considers important in making the decision to purchase the Restricted Securities, and Optionee has had ample opportunity to ask questions of the Corporation's representatives concerning such matters and this investment.

                  (c) Understanding of Risks. Optionee is fully aware of: (i) the highly speculative nature of the investment in the Restricted Securities;
(ii) the financial hazards involved; (iii) the lack of liquidity of the Restricted Securities and the restrictions on transferability of the Restricted Securities (e.g., that Optionee may not be able to sell or dispose of the Restricted Securities or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Corporation; and (v) the tax consequences of investment in the Restricted Securities.

                  (d) Optionee's Qualifications. Optionee has a pre-existing personal or business relationship with the Corporation and/or certain of its officers and/or directors of a nature and duration sufficient to make Optionee aware of the character, business acumen and general business and financial circumstances of the Corporation and/or such officers and directors. By reason of Optionee's business or financial experience, Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee's own interests in this transaction and is financially capable of bearing a total loss of this investment.

                  (e) No General Solicitation. At no time was Optionee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Restricted Securities.

                  (f) Compliance with Securities Laws. Optionee understands and acknowledges that, in reliance upon the representations and warranties made by Optionee herein, the Restricted Securities are not being registered with the Securities and Exchange Commission ("SEC") under the 1933 Act or being qualified under the California Corporate Securities Law of 1968, as amended (the "Law"), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and the Law or other applicable state securities laws which impose certain restrictions on Optionee's ability to transfer the Restricted Securities.

                  (g) Restrictions on Transfer. Optionee understands that Optionee may not transfer any Restricted Securities unless such Restricted Securities are registered under the 1933 Act or qualified under the Law or unless, in the opinion of counsel to the Corporation, exemptions from such registration and qualification requirements are available. Optionee understands that only the Corporation may file a registration statement with the SEC or the California Commissioner of Corporations and that the Corporation is under no obligation to do so with respect to the Restricted Securities. Optionee has also been advised that exemptions from registration and qualification may not be available or may not permit Optionee to transfer all or any of the Restricted Securities in the amounts or at the times proposed by Optionee.

                  (h) Rule 144. In addition, Optionee has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Restricted Securities and, in any event, requires that the Restricted Securities be held for a minimum of one year, and in certain cases two years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144.

The following or similar legend(s) shall be placed on the stock certificate(s) representing the shares:

A STATEMENT CONTAINING THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF THE CORPORATION'S PREFERRED AND COMMON STOCK MAY BE OBTAINED, WITHOUT CHARGE, AT THE CORPORATION'S OFFICE.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         The Optionee agrees that, in order to ensure and enforcement compliance with the restrictions imposed by applicable law and those referred to in the foregoing legends, or elsewhere herein, the Corporation may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing Restricted Securities, or if the Corporation transfers its own securities, that it may make appropriate notations to the same effect in the Corporation's records.


___________________________ ,  ________
Date


                                   ___________________________________________
                                   Optionee

                                   Address: __________________________________

                                   ___________________________________________



Print name in exact manner it is
to appear on the stock certificate:  ___________________________________________


Address to which certificate is
to be sent, if different from
address above:                       ___________________________________________

                                     ___________________________________________

Federal Identification  Number:      ___________________________________________

                                    APPENDIX


                  The  following  definitions  shall  be  in  effect  under  the
Agreement:

                    A.   Agreement shall mean this Stock Option Agreement.

                    B.   Board shall mean the Corporation's Board of Directors.

                    C. Common Stock shall mean shares of the Corporation's common stock.

                    D. Code shall mean the Internal Revenue Code of 1986, as amended.

                    E.   Corporate   Transaction   shall  mean   either  of  the
                         following stockholder-approved transactions to which the Corporation is a party:

                    (i)  a  merger   or   consolidation   in  which   securities
                         possessing more than fiftypercent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                    (ii) the  sale,  transfer  or  other  disposition  of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

                  F. Corporation shall mean SoftNet Systems, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of SoftNet Systems, Inc. which shall by appropriate action adopt this Agreement.

                  G. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                  H. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

                  I. Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.

                  J. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

                  K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                    (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists, or

                    (ii) If the Common  Stock is at the time listed on any Stock
                         Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  L. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

                  M. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

                  N. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

                  O. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

                  P. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

                  Q. Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

                  R. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

                  S. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

                  T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  U. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

                  V. Plan shall  mean the  Corporation's  1998  Stock  Incentive
Plan.

                  W. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

                  X. Service shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

                  Y. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

                  Z. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.